Consent of Independent Auditors

We consent to the references to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 6, 1998 with respect to the consolidated financial statements of Business Men's Assurance Company of America and the financial statements of BMA Variable Annuity Account A included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-32887) and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Annuity Account A.

                                       /s/ ERNST & YOUNG LLP
                                           Ernst & Young LLP


Kansas City, Missouri
August 13, 1998